                                                                     EXHIBIT 4.1

      THIS SUPPLEMENTAL INDENTURE, dated as of May 29, 2002 to the Indenture (herein called the "Indenture"), dated as of June 30, 1998, with respect to the Issuers' 10 1/4% Senior Notes due 2008 (the "Senior Notes"), is by and among AMERICAN COMMERCIAL LINES LLC, a Delaware limited liability company (the "Company"), ACL Capital Corp., a Delaware corporation ("ACL Capital" and together with the Company, the "Issuers") and The Bank of New York (as successor trustee to United States Trust Company of New York), as trustee (herein called the "Trustee").

      PRELIMINARY STATEMENT

      Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Indenture.

      Section 9.2 of the Indenture provides that, under certain circumstances, a supplemental indenture may be entered into by the Issuers and the Trustee with the written consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Senior Notes. In accordance with the terms of Sections 9.2 and 9.6 of the Indenture, the Issuers have, by resolution of the Board of Managers, authorized this Supplemental Indenture. The Trustee has determined that this Supplemental Indenture is in form satisfactory to it.

      The Issuers have offered their 11 1/4% Senior Notes due January 1, 2008 ("New Senior Notes") and their 12% Pay-In-Kind Senior Subordinated Notes due July 1, 2008 ("New PIK Notes" and together with the New Senior Notes, the "New Notes"), in exchange for all of the outstanding Senior Notes (the "Exchange Offer") pursuant to the Offering Memorandum, Solicitation of Releases, Consents and Acceptances and Disclosure Statement, dated April 15, 2002 (as the same may be amended, supplemented or otherwise modified from time to time, the "Offering Memorandum and Disclosure Statement"), and, in connection therewith, the Issuers solicited consents to proposed amendments to the Indenture. This Supplemental Indenture evidences the proposed amendments.

      All things necessary to make this Supplemental Indenture a valid agreement of the Issuers and the Trustee and a valid amendment of and supplement to the Indenture have been performed.

      NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

      For and in consideration of the premises, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Senior Notes issued under the Indenture from and after the date of this Supplemental Indenture, as follows:

      Section 1. Amendments to the Indenture.

      1.1   Deletions.

            Each of Section 3.9 (Offer To Purchase By Application of Excess Proceeds); Section 4.3 (Reports), Section 4.5 (Taxes), Section 4.7 (Restricted Payments), Section 4.8 (Dividend and Other Payment Restrictions Affecting Subsidiaries), Section 4.9 (Incurrence of Indebtedness and Issuance of Preferred Equity), Section 4.10 (Asset Sales), Section 4.11 (Transactions With Affiliates), Section 4.12 (Liens), Section 4.14 (Offer To Repurchase Upon Change of Control),
            Section 4.15 (Senior Debt; Liens), Section 4.16 (Sales of Accounts Receivable), Section 4.17 (Sale and Leaseback Transactions), Section
            4.18 (Restriction On Preferred Stock of Subsidiaries), Section 4.19 (Restrictions On Activities of ACL Capital), Section 4.20 (Payments For Consent), Section 4.21 (Additional Subsidiary Guarantees),
            Section 4.22 (Restrictions On Business Activities) and Section 8.3 (Covenant Defeasance) of the Indenture

            (collectively, together with those portions of the Indenture referred to in Section 1.2 hereof, the "Designated Provisions") is hereby deleted in its entirety and replaced with the words "Intentionally Omitted."

      1.2   Amendments to Other Sections.

            (a) Notwithstanding any provision in the Indenture to the contrary, the definition of each capitalized term contained in the Indenture which occurs only within the Designated Provisions as in effect prior to the execution of this Supplemental Indenture, is hereby deleted in its entirety and from the date hereof shall have no force or effect.

            (b)   Section 1.1 of the Indenture is hereby amended as follows:

                  (i) The definition of the term "Disqualified Stock" is hereby amended and restated as follows:

                  "'Disqualified Stock' means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature."

                  (ii)  The following terms and definitions are hereby added:

                        (A) "Junior Securities" means any Qualified Capital Stock and any Indebtedness of a Subsidiary Guarantor that is contractually subordinated in right of payment to all Senior Subsidiary Obligations (and any securities issued in exchange for or in replacement of Senior Subsidiary Obligations) at least to the same extent as the Subsidiary Guarantees are subordinated to the Senior Subsidiary Obligations pursuant to this Indenture and has no scheduled installment of principal due, by redemption, sinking fund payment or otherwise, on or prior to the stated maturity of the Senior Notes and the Senior Subordinated Notes."

                        (B) "Qualified Capital Stock" means any Capital Stock that is not Disqualified Stock.

                        (C) "Senior Notes" means the Issuers' senior notes due January 1, 2008.

                        (D) "Senior Subordinated Notes" means the Issuers' senior subordinated notes due July 1, 2008.

                        (E) "Senior Subsidiary Obligations" means (i) Guarantees under the Senior Credit Facilities or a New Credit Facility, (ii) Hedging Obligations, (iii) Guarantees under the Senior Notes, (iv) Guarantees under the Senior Subordinated Notes or (v) any other Indebtedness permitted to be incurred under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the Senior Notes and the Senior Subordinated Notes.

            (c) Section 1.2 of the Indenture is hereby amended by adding the following terms and cross references:

                        "Payment Blockage Notice" .................     10.2.1

                        "Payment Blockage Period" .................     10.2.1

                        "Payment Default" .........................     10.2.1

            (d) Section 4.4 of the Indenture is hereby amended by deleting subsection (b) thereof.

            (e) Section 5.1 of the Indenture is hereby amended by deleting clauses (iv) and (v).

            (f)   Section 6.1 of the Indenture is hereby amended by:

                  (i) Deleting clauses (c), (e), (f), (g), (h) and (i) in their entirety; and

                  (ii)  Amending and restating Section 6.1(d) as follows:

                        "(d) failure by the Issuers or any of their Subsidiaries
                  for 30 days after receipt by the Issuers of Notice from the Trustee or by the Issuers and the Trustee of notice from the holders of at least 25% in principal amount of Notes then outstanding to comply with Sections 4.1, 4.2, 4.4, 4.6 or 4.13 of this Indenture."

            (g) Section 6.2 of the Indenture is hereby amended and restated as follows:

                        "If any Event of Default occurs and is continuing, the
                  Trustee or the Holders of at least 25% in principal amount of then outstanding Notes may declare all the Notes to be due and payable immediately."

            (h) Section 7.7 of the Indenture is hereby amended by deleting the second to last paragraph thereof.

            (i) Section 8.3 of the Indenture is hereby deleted in its entirety:

            (j) Section 8.4(d) of the Indenture is hereby amended and restated as follows:

                  "no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Notes pursuant to this Article Eight concurrently with such incurrence);"

            (k) Section 9.2 is hereby amended to remove the references to Sections 4.10 and 4.14 in the first parenthetical phrase and to remove the reference to Sections 4.10 and 4.14 in subsection (b) thereof.

            (l) Section 10.2 of the Indenture is hereby amended and restated in its entirety as follows:


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
                  10.2.1 Ranking of Subsidiary Guarantees.

                        The Issuers and the Subsidiary Guarantors covenant and
                  agree, and each Holder of a Note, by his acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article 10, the Indebtedness represented by the Subsidiary Guarantees is subordinate and junior in right of payment to all Senior Subsidiary Obligations of the Subsidiary Guarantors.

                        No Subsidiary Guarantor may make payment (by set-off or
                  otherwise) on account of any Obligation in respect of the Notes, including the principal of, premium, if any, or interest on the Notes, or on account of the redemption provisions of the Notes (including any repurchases of Notes), for cash or property (other than Junior Securities):

                        (a) Upon the maturity of any Senior Subsidiary
                  Obligations in respect of which it is an obligor or guarantor whether by lapse of time, acceleration (unless waived) or otherwise, unless and until all Obligations in respect of such Senior Subsidiary Obligations are first paid in full in cash and, in the case of Senior Subsidiary Obligations under any New Credit Facility, all letters of credit issued under such New Credit Facility shall either have been terminated or cash collateralized in accordance with the terms thereof; or

                        (b) In the event of default in the payment of any Senior
                  Subsidiary Obligations in respect of which it is an obligor or guarantor, when such Senior Subsidiary Obligation become due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise (a "Payment Default") unless and until such Payment Default has been cured or waived or otherwise has ceased to exist or such Senior Subsidiary Obligations have been paid in full in cash.

                        Upon (i) the happening of an event of default other than
                  a Payment Default that permits the holders of Senior Subsidiary Obligations to declare such Senior Subsidiary Obligations to be due and payable and (ii) written notice of such event of default delivered to the Issuers and the Trustee by the representative under the Senior Credit Facilities, any New Credit Facility, the Senior Notes, the Senior Subordinated Notes or the holder of an aggregate of at least $50.0 million principal amount outstanding of any other Senior Subsidiary Obligations or their representative (a "Payment Blockage Notice"), then, unless and until such event of default has been cured or waived or otherwise has ceased to exist, no payment (by set off or otherwise) may be made by or on behalf of any Subsidiary Guarantor, which is an obligor or guarantor under such Senior Subsidiary Obligation, on account of any Obligation in respect of the Notes, including the principal of, premium, if any, or interest on the Notes (including any repurchase of any of the Notes) or on account of the redemption provisions of the Notes in any such case other than payments made with Junior Securities. Notwithstanding the foregoing, unless the Senior Subsidiary Obligations in respect of which such event of default exists has been declared due and payable in its entirety within 179 days after the Payment Blockage Notice is delivered as set forth above (the "Payment Blockage Period") (and such declaration has not been rescinded or waived) at the end of the Payment Blockage Period, the Subsidiary Guarantors shall be required to pay all sums not previously paid to the Holders of the Notes during the Payment Blockage Period due to the foregoing prohibitions and to resume all other payments as and when due on the Notes.


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
                        Any number of Payment Blockage Notices may be given;
                  provided, that not more than one Payment Blockage Notice shall be given within a period of any 360 consecutive days except that if any Payment Blockage Notice is given by holders of Senior Subsidiary Obligations other than Senior Subsidiary Obligations under the Senior Credit Facilities, any New Credit Facility, the Senior Notes or the Senior Subordinated Notes, then the representative of the Senior Subsidiary Obligations under the Senior Credit Facilities, any such New Credit Facility, the Senior Notes or the Senior Subordinated Notes may give another Payment Blockage Notice, provided that the total number of days during which any Payment Blockage Period or Periods is in effect shall not exceed 179 days during any 360 consecutive day period.

                        Upon any payment or distribution by or of the assets of
                  any Subsidiary Guarantor upon any dissolution, winding up, total or partial liquidation or reorganization of the Issuers or a Subsidiary Guarantor, whether voluntary or involuntary, in bankruptcy, insolvency, receivership or a similar proceeding or upon assignment for the benefit of creditors or any marshaling of assets or liabilities (i) the holders of all of such Subsidiary Guarantor's Senior Subsidiary Obligations, as applicable, will first be entitled to receive payment in full in cash and all letters of credit issued under the Senior Credit Facility or any New Credit Facility will either have been terminated or cash collateralized in accordance with terms thereof before the Holders are entitled to receive any payment (other than in the form of Junior Securities) on account of any Obligation in respect of the Notes, including the principal of, premium, if any, and interest on the Notes; and (ii) any payment or distribution by or of the assets of such Subsidiary Guarantor of any kind or character from any source, whether in cash, property or securities (other than Junior Securities) to which the Holders or the Trustee on behalf of the Holders would be entitled (by set-off or otherwise), except for the subordination provisions contained in this Article 10, will be paid by the liquidating trustee or agent or other Person making such a payment or distribution directly to the holders of such Senior Subsidiary Obligations or their representative to the extent necessary to make payment in full in cash on all such Senior Subsidiary Obligations remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Subsidiary Obligations.

                        In the event that, notwithstanding the foregoing, any
                  payment or distribution by or of the assets of any Subsidiary Guarantor (other than Junior Securities) shall be received by the Trustee or the Holders at a time when such payment or distribution is prohibited by the foregoing provisions, such payment or distribution shall be held in trust for the benefit of the holders of such Senior Subsidiary Obligations, and shall be immediately paid or delivered by the Trustee or such Holders, as the case may be, to the holders of such Senior Subsidiary Obligations remaining unpaid or to their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Subsidiary Obligations may have been issued, ratably according to the aggregate principal amounts remaining unpaid on account of such Senior Subsidiary Obligations held or represented by each, for application to the payment of all such Senior Subsidiary Obligations remaining unpaid, to the extent necessary to pay all such Senior Subsidiary Obligations in full in cash after giving effect to any concurrent payment or distribution to the holders of such Senior Subsidiary Obligations.

                        Senior Subsidiary Obligations shall not be deemed to
                  have been paid in full unless the holders thereof shall have received cash, securities or other property equal to the amount of such Senior Subsidiary Obligations then outstanding. Upon the payment in full of all Senior Subsidiary Obligations, the Holders of Notes shall be subrogated to all rights of any holders of Senior Subsidiary Obligations to receive any further payments or distributions applicable to the Senior Subsidiary Obligations until the Senior Subsidiary Obligations evidenced by the Notes shall have been paid in full, and such payments or distributions received by such Holders, by reason of such subrogation, of cash, securities or other property which otherwise would be paid or distributed to the holders of Senior Subsidiary Obligations, shall, as between the Subsidiary Guarantors and their creditors other than the holders of Senior Subsidiary Obligations, on the one hand, and such Holders, on the other hand, be deemed to be a payment by the Issuers on account of Senior Subsidiary Obligations, and not on account of the Notes.

                        The provisions of this Section 10.2.1 shall not impair
                  any rights, interests, remedies or powers of any secured creditor of the Issuers in respect of any security interest the creation of which is not prohibited by the provisions of this Indenture.

                        The securing of any obligations of the Issuers,
                  otherwise ranking on a parity with the Notes or ranking junior to the Notes, shall not be deemed to prevent such obligations from constituting, respectively, obligations ranking on a parity with the Notes or ranking junior to the Notes.

                  10.2.2 Reliance on Certificate of Liquidating Agent; Further Evidence as to Ownership of Senior Subsidiary Obligations.

                        Upon any payment or distribution of assets of the
                  Issuers or any Subsidiary Guarantor, the Trustee and the Holders shall be entitled to rely upon an order or decree issued by any court of competent jurisdiction in which such dissolution or winding-up or liquidation or reorganization proceedings are pending or upon a certificate of the trustee in bankruptcy, receiver, assignee for the benefit of creditors or other Person making such payment or distribution, delivered to the Trustee or to the Holders, for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Subsidiary Obligations and other Indebtedness of the Subsidiary Guarantors, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10. In the absence of any such bankruptcy trustee, receiver, assignee or other Person, the Trustee shall be entitled to rely upon a written notice by a Person representing himself to be a holder of Senior Subsidiary Obligations (or a trustee or representative on behalf of such holder) as evidence that such Person is a holder of Senior Subsidiary Obligations (or is such a trustee or representative). If the Trustee determines, in good faith, that further evidence is required with respect to the right of any Person as a holder of Senior Subsidiary Obligations to participate in any payment or distribution pursuant to this
                  Article 10, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Subsidiary Obligations held by such Person, as to the extent to which such Person is entitled to participate in such payment or distribution, and as to other facts pertinent to the rights of such Person under this
                  Article 10, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.


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
                  10.2.3 Application by Trustee of Assets Deposited with It.

                        Amounts deposited in trust with the Trustee pursuant to
                  and in accordance with Article 8 shall be for the sole benefit of Holders of Notes subject thereto and, to the extent allocated for the payment of such Notes, shall not be subject to the subordination provisions of this Article 10. Otherwise, any deposit of assets with the Trustee (whether or not in trust) for the payment of the principal of or any premium or interest on any Notes shall be subject to the provisions of this Article 10; provided, however, if prior to one Business Day preceding the date on which by the terms of this Indenture any such assets may become distributable for any purpose (including, without limitation, the payment of the principal of or any premium or interest on any Note) the Trustee shall not have received with respect to such assets the Officers' Certificate or written notice provided for in Section 10.2.4, then the Trustee shall have full power and authority to receive such assets and to apply the same to the purpose for which they were received.

                  10.2.4 Trustee Not Charged with Knowledge of Prohibition.

                        Anything in this Article 10 or elsewhere in this
                  Indenture contained to the contrary notwithstanding, the Trustee shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment of moneys to or by Trustee and shall be entitled to assume conclusively that no such facts exist, unless and until the Trustee shall have received an Officers' Certificate to that effect or notice in writing to that effect signed by or on behalf of the holder or holders, or their representatives, of Senior Subsidiary Obligations who shall have been certified by the Issuers or otherwise established to the reasonable satisfaction of the Trustee to be such holder or holders or representatives or from any trustee under any indenture pursuant to which such Senior Subsidiary Obligations shall be outstanding; provided, however, that, if the Trustee shall not have received the Officers' Certificate or notice provided for in this Section 10.2.4 at least one Business Day preceding the date upon which by the terms hereof any such moneys may become payable for any purpose (including, without limitation, the payment of the principal of or any premium or interest on any
                  Note), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such moneys and apply the same to the purpose for which they were received and shall not be affected by any notice to the contrary which may be received by it within one Business Day preceding such date. The Issuers shall give prompt written notice to the Trustee and to each Paying Agent of any facts which would prohibit any payment of moneys to or by the Trustee or any Paying Agent, and the Trustee shall not be charged with knowledge of the curing of any default or the elimination of any other fact or condition preventing such payment or distribution unless and until the Trustee shall have received an Officers' Certificate to such effect.

                  10.2.5 Trustee to Effectuate Subordination.

                        Each Holder of Notes by his acceptance thereof
                  authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination as between such Holder and holders of Senior Subsidiary Obligations as provided in this Section 10.2.5 and appoints the Trustee its attorney-in-fact for any and all such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of the Issuers (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors of the Issuers), the immediate filing of a claim for the unpaid balance of his Notes in the form required in said proceedings and cause said claim to be approved. If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Senior Subsidiary Obligations or their representative is hereby authorized to have the right to file and is hereby authorized to file an appropriate claim for and on behalf of the Holders of said Notes. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Subsidiary Obligations or their representative to authorize or consent to or accept or adopt on behalf of any Holder of Notes any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior Subsidiary Obligations or their representative to vote in respect of the claim of any Holder of Notes in any such proceeding.

                  10.2.6 Rights of Trustee as Holder of Senior Subsidiary Obligation.

                        The Trustee shall be entitled to all the rights set
                  forth in this Article 10 with respect to any Senior Subsidiary Obligations which may at the time be held by it, to the same extent as any other holder of Senior Subsidiary Obligations and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder. Nothing in this Article 10 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.7.

                  10.2.7 Article Applicable to Paying Agents.

                        In case at any time any Paying Agent other than the
                  Trustee shall have been appointed by the Issuers and be then acting hereunder, the term "TRUSTEE" as used in this Article 10 shall in such case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if the Paying Agent were named in this Article 10 in addition to or in place of the Trustee; provided, however, that Sections 10.2.4 and 10.2.6 shall not apply to the Issuers if they act as Paying Agent.

                  10.2.8 Subordination Rights Not Impaired by Acts or Omissions of the Issuers or Subsidiary Guarantors or Holders of Senior Subsidiary Obligations.

                        No right of any present or future holders of any Senior
                  Subsidiary Obligations to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Issuers or any Subsidiary Guarantor or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Issuers or any Subsidiary Guarantor with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. The holders of Senior Subsidiary Obligations may, at any time or from time to time and in their absolute discretion, change the manner, place or terms of payment, change or extend the time of payment of, or renew or alter, any such Senior Subsidiary Obligations, or amend or supplement any instrument pursuant to which any such Senior Subsidiary Obligations are issued or by which it may be secured, or release any security therefor, or exercise or refrain from exercising any other of their rights under the Senior Subsidiary Obligation, including, without limitation, the waiver of default thereunder, all without notice to or assent from the Holders of the Notes or the Trustee and without affecting the obligations of the Issuers, the Subsidiary Guarantors, the Trustee or the Holders of Notes under this Article 10.

                  10.2.9 Holders of Senior Subsidiary Obligations.

                        The Trustee shall not be deemed to owe any fiduciary
                  duty to the holders of the Senior Subsidiary Obligations, and shall not be liable to any such holders if it shall mistakenly pay over or distribute money or assets to Holders of Notes or the Issuers.

            (m) Section 10.4 is hereby amended by deleting the last paragraph thereof.

            (n) Section 10.5 is hereby amended by deleting subsection (c) and deleting the word "and" at the end of subsection (b) thereof and replace ";" with ".".

            (o) Section 11.2 of the Indenture is hereby amended and restated by replacing the name and address of the Trustee with the following:

                  "The Bank of New York
                  5 Penn Plaza, 13th Fl.
                  New York, New York 10001
                  Telecopier No.: (212) 896-7298
                  Attention: Corporate Trust Administration"

      Section 2. Effectiveness; Termination.

      (a) This Supplemental Indenture is entered into pursuant to and consistent with Section 9.2 of the Indenture, and nothing herein shall constitute an amendment, supplement or waiver requiring the approval of each Holder pursuant to clauses (a) through (h) of the last paragraph of Section 9.2.

      (b) This Supplemental Indenture shall become effective and binding on the Issuers, the Subsidiary Guarantors, the Trustee and the Holders of the Senior Notes upon the execution and delivery by the parties to this Supplemental Indenture; provided, however, that the provisions of the Indenture referred to in Section 1 above (such provisions being referred to as the "Amended Provisions") will remain in effect in the form they existed prior to the execution of this Supplemental Indenture, the deletions and amendments of the Amended Provisions will not become operative, and the terms of the Indenture will not be amended, modified or deleted, in each case unless and until the date and time, if any (the "Closing Date"), that the Issuers accept for exchange pursuant to the Exchange Offer the outstanding Senior Notes validly tendered in exchange for the New Notes. On the Closing Date, the Amended Provisions will automatically be deleted or modified as contemplated by Section 1 above.

      Section 3. Miscellaneous.

      (a) On and after the Closing Date, each reference in the Indenture to "the Indenture," "this Indenture," "hereunder," "hereof" or "herein" shall mean and be a reference to the Indenture as supplemented by this Supplemental Indenture unless the context otherwise requires.


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
      (b) Except as specifically amended above, the Indenture shall remain in full force and effect and is hereby ratified and confirmed.

      (c) This Supplemental Indenture shall be construed and enforced in accordance with, and interpreted under, the internal laws of the State of New York, without reference to the conflict of laws provisions thereof.

      (d) This Supplemental Indenture may be executed in several counterparts, all of which together shall constitute one agreement binding on all parties, notwithstanding that all parties have not signed the same counterpart.

      (e) Section titles are for descriptive purposes only and shall not control or alter the meaning of this Supplemental Indenture as set forth in the text.

      (f) The Trustee accepts the trusts created by the Indenture, as supplemented by this Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Indenture, as supplemented by this Supplemental Indenture.

      (g) Each of the Issuers and the Trustee hereby confirms and reaffirms the Indenture in every particular except as amended by this Supplemental Indenture.

      (h) All agreements of the Issuers in this Supplemental Indenture shall bind its successors and assigns whether so expressed or not. All agreements of the Trustee in this Supplemental Indenture shall bind its successors and assigns whether so expressed or not.

      (i) In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      (j) Nothing in this Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors under the Indenture and the Holders, any benefit or any legal or equitable right, remedy or claim under the Indenture.

      (k) This Supplemental Indenture shall be interpreted to comply in every respect with the Trust Indenture Act of 1939, as amended (the "TIA"). If any provision of this Supplemental Indenture limits, qualifies or conflicts with the duties imposed by the TIA, the imposed duties shall control and remain obligatory.

      IN WITNESS WHEREOF, the Issuers and the Trustee have caused this Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized all as of the day and year first written above.

AMERICAN COMMERCIAL LINES LLC
as Co-Issuer

By:  /s/ Robert G. Burns
     ----------------------------
Its:
     ----------------------------

ACL CAPITAL CORP.
as Co-Issuer

By:  /s/ Robert G. Burns
     ----------------------------
Its:
     ----------------------------

THE BANK OF NEW YORK
As Trustee

By:  /s/ Margaret M. Ciesmelewski
     ----------------------------
Its: Vice President
     ----------------------------


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